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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported):  October 24, 2000


                              GLOBAL SPORTS, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                        0-16611                 04-2958132
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                               1075 First Avenue
                           King of Prussia, PA 19406
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code:  (610) 265-3229
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ITEM 5.  OTHER EVENTS

     On October 24, 2000, Global Sports, Inc. (the "Company"), Fogdog, Inc. ("Fogdog") and Fido Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") pursuant to which the Company has agreed to acquire Fogdog in a stock-for-stock merger. Pursuant to the Reorganization Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Fogdog (the "Merger"), and at the effective time of the Merger each outstanding share of Fogdog's common stock will be exchanged for
0.135 of a share of the Company's common stock, and all outstanding options and warrants to purchase Fogdog common stock will be assumed by the Company and exchanged for options and warrants to purchase shares of the Company's common stock, with the exercise price and number of shares of the Company's common stock subject to each such assumed option or warrant appropriately adjusted to reflect the exchange ratio set forth above. The Merger is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and the approval of Fogdog stockholders. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase.

     In connection with the execution of the Reorganization Agreement, certain significant stockholders of the Company (including the Company's directors, members of management and other insiders of the Company) have entered into Voting and Stock Transfer Restriction Agreements by which they have agreed to vote shares representing approximately 31% of the Company's currently outstanding common stock in favor of the adoption of the Reorganization Agreement and related matters, and have agreed to limitations on their ability to dispose of shares of the Company's common stock for specified periods following the consummation of the Merger.

     Copies of the Reorganization Agreement and the form of Voting and Stock Transfer Restriction Agreement are attached to this report as Exhibits 2.1 and 2.2, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A copy of the joint press release issued by the Company and Fogdog announcing these transactions is attached to this report as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.  Not applicable.

     (b)  Pro forma financial information.  Not applicable.

     (c)  Exhibits.

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger and Reorganization, dated as of October 24, 2000, among Global Sports, Inc., a Delaware corporation, Fido
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               Acquisition Corp., a Delaware corporation, and Fogdog, Inc., a
               Delaware corporation.

2.2 Form of Voting and Stock Transfer Restriction Agreement, dated as of October 24, 2000, entered into between Global Sports, Inc., a Delaware corporation and certain stockholders of Fogdog, Inc., a Delaware corporation.

99.1           Joint press release dated October 24, 2000.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GLOBAL SPORTS, INC.


                                 By: /s/ Michael G. Rubin
                                     ___________________________________
                                 Name:   Michael G. Rubin
                                 Title:     Chairman and Chief Executive Officer

Dated:  October 31, 2000
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                               INDEX TO EXHIBITS
                               -----------------

          2.1 Agreement and Plan of Merger and Reorganization, dated as of October 24, 2000, among Global Sports, Inc., a Delaware corporation, Fido Acquisition Corp., a Delaware corporation, and Fogdog, Inc., a Delaware corporation.

          2.2 Form of Voting and Stock Transfer Restriction Agreement, dated as of October 24, 2000, entered into between Global Sports, Inc., a Delaware corporation and certain stockholders of Fogdog, Inc., a Delaware corporation.

          99.1  Joint press release dated October 24, 2000.